UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 25, 2017

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Bonus Awards for Executive Officers

On April 25, 2017, the Compensation, Nominating and Governance (“CNG”) Committee of the Board of Directors of Navidea Biopharmaceuticals, Inc. (the “Company”) determined to pay a cash bonus to each of Michael M. Goldberg, M.D., the Company’s President and Chief Executive Officer, in the amount of $110,684.93, and Jed A. Latkin, the Company’s Interim Chief Operating Officer and Chief Financial Officer, in the amount of $122,903.23 for the year ended December 31, 2016. As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2017, the CNG Committee had deferred determination of 2016 bonus awards to each of Dr. Goldberg and Mr. Latkin pending the closing of the Company’s sale of certain assets to Cardinal Health 414, LLC, which occurred on March 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: May 1, 2017	By:	/s/ Jed A. Latkin
Jed A. Latkin, Interim Chief Operating Officer and Interim Chief Financial Officer